UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2017 (April 4, 2017)

Cardtronics plc

(Exact name of registrant as specified in its charter)

England and Wales	001-37820	98-1304627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Briarpark Drive, Suite 400, Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 308-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

Indenture

On April 4, 2017, in a private placement offering, Cardtronics, Inc. and Cardtronics USA, Inc. (the “Issuers”), which are indirect wholly-owned subsidiaries of Cardtronics plc (the “Company”), completed the issuance and sale (the “Offering”) of $300,000,000 aggregate principal amount of 5.50% Senior Notes due 2025 (the “Notes”) to Wells Fargo Securities, LLC and the other initial purchasers (the “Initial Purchasers”). The Notes were issued pursuant to an indenture, dated as of April 4, 2017 (the “Indenture”), by and among the Issuers and the guarantors named therein (the “Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The net proceeds of the Offering were used to repay a portion of the outstanding borrowings under Cardtronics plc’s revolving credit facility and to pay related costs and expenses.

The Notes and Guarantees (as defined in the Indenture) will be the general unsecured senior obligations of each of the Issuers and the Guarantors, respectively, and will rank (i) equally in right of payment with all of the Issuers’ and the Guarantors’ respective existing and future senior indebtedness and (ii) senior in right of payment to all of the Issuers’ and the Guarantors’ respective future subordinated indebtedness. The Notes and the Guarantees will be effectively subordinated to any of the Issuers’ and the Guarantors’ existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness, including all borrowings under the Company’s revolving credit facility. The notes will be structurally subordinated to all liabilities of any of the Company’s subsidiaries (excluding the Issuers) that do not guarantee the Notes.

Interest on the Notes will accrue at the rate of 5.50% per annum.  Interest will accrue from April 4, 2017.  Interest on the Notes will be payable semi-annually in cash in arrears on May 1 and November 1 of each year, commencing on November 1, 2017.

The Indenture contains covenants that, among other things, limit the Issuers’ ability and the ability of the Company and certain of its restricted subsidiaries to:

•             incur or guarantee additional indebtedness;

•             make certain investments or pay dividends or distributions on Cardtronics plc’s capital stock or repurchase capital stock or make certain other restricted payments;

•              consolidate or merge with or into other companies;

•               conduct asset sales;

•             restrict dividends or other payments by restricted subsidiaries;

•             engage in transactions with affiliates or related parties; and

•               create liens.

These and other covenants that are contained in the Indenture are subject to important exceptions and qualifications.

On or after May 1, 2020, the Issuers may redeem all or part of the Notes at the following redemption prices, plus accrued and unpaid interest on the Notes, if any, to, but not including, the applicable redemption date, if redeemed during the twelve-month period beginning on May 1 of the years indicated below:

Year	Percentage
2020	104.125%
2021	102.750%
2022	101.375%
2023 and thereafter	100.000%

In addition, at any time prior to May 1, 2020, the Issuers may redeem up to 35% of the aggregate principal amount of the Notes with the net cash proceeds of certain equity offerings at a redemption price of 105.5% of the principal amount of the

Notes, plus any accrued and unpaid interest, if any, up to, but not including, the date of redemption, using the proceeds of certain equity offerings completed with the preceding 180 days. The Issuers may make this redemption only if, after the redemption, at least 65% of the aggregate principal amount of the Notes issued under the Indenture (including any additional Notes) remains outstanding.

At any time prior to May 1, 2020, the Issuers may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes, plus a make-whole redemption price specified in the Indenture, together with any accrued and unpaid interest, if any, to, but not including,  the date of such redemption.

Upon the occurrence of a Change of Control (as defined in the Indenture), unless the Issuers have exercised their optional redemption right in respect of all of the Notes, the holders of the Notes will have the right to require the Issuers to repurchase all or a portion of the Notes at a price not less than 101% of the principal amount of the Notes, plus any accrued and unpaid interest, if any, to, but not including, the date of repurchase.

A copy of the Indenture is filed as Exhibit 4.1 hereto and is incorporated herein by reference. The description of the Indenture and the Notes contained herein is qualified in entirety by the full text of such instruments.

Relationships

Some of the Initial Purchasers and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Issuers or their affiliates, including in connection with vault cash transactions and ATM branding services. They have received, or may in the future receive, customary fees and commissions for these transactions.

Affiliates of one or more of the Initial Purchasers are lenders and/or agents under the Company’s revolving credit facility and, as such, may receive a portion of the net proceeds of the Offering. Wells Fargo Securities, LLC is an affiliate of Wells Fargo Bank, National Association, the trustee under the indentures governing the outstanding 5.125% Senior Notes due 2022, the 1.00% convertible senior notes due December 2020 and the Notes.

Amendment to Amended and Restated Credit Agreement

On April 4, 2017, the Company entered into a fifth amendment (the “Credit Agreement Amendment”) to the Amended and Restated Credit Agreement, dated April 24, 2014, by and among the Company, the other obligors identified on the signature pages thereto, the lenders identified on the signature pages thereto, JPMorgan Chase Bank, N.A., as administrative agent, J.P. Morgan Europe Limited, as alternative currency agent, Bank of America, N.A., as syndication agent, and Wells Fargo Bank, N.A., as documentation agent (as amended, the “Credit Agreement”). The Credit Agreement Amendment adds the Canadian Imperial Bank of Commerce to the lending group, adjusts the available borrowing capacity to $400 million, reinstates an accordion feature that will allow the Company to increase the available borrowings under the Credit Agreement by $100 million under certain conditions, and provides for other administrative amendments.

The foregoing description of the Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement Amendment, which is attached hereto as Exhibit 4.3 and is incorporated herein by reference.”

Item 2.03	Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of Registrant.

The information included under the heading “Indenture” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 9.01                   Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT	DESCRIPTION

4.1	Indenture, dated as of April 4, 2017, by and among Cardtronics, Inc., Cardtronics USA, Inc., the guarantors named therein and Wells Fargo Bank, National Association, as trustee.

4.2	Form of 5.50% Senior Note due 2025 (included in Exhibit 4.1).

4.3

Fifth Amendment to Amended and Restated Credit Agreement, by and among Cardtronics plc, the other obligors identified on the signature pages thereto, the lenders identified on the signature pages thereto and JPMorgan Chase Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDTRONICS PLC

	By:	/s/ E.Brad Conrad
	Name:	E. Brad Conrad
	Title:	Chief Accounting Officer

Dated: April 5, 2017

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

4.1	Indenture, dated as of April 4, 2017, by and among Cardtronics, Inc., Cardtronics USA, Inc., the guarantors named therein and Wells Fargo Bank, National Association, as trustee.

4.2	Form of 5.50% Senior Note due 2025 (included in Exhibit 4.1).

4.3

Fifth Amendment to Amended and Restated Credit Agreement, by and among Cardtronics plc, the other obligors identified on the signature pages thereto, the lenders identified on the signature pages thereto and JPMorgan Chase Bank, N.A.